Exhibit 99.3

Citizens Bancshares Company

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_______________

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00am, Central Time, on [.], 202[.].

Online
Go to **www.envisionreports.com/CIBC** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CIBC

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommend a vote FOR Proposals 1-2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated September 20, 2022, by and among, Southern Missouri Bancorp, Inc., Southern Missouri Acquisition VI Corp., and Citizens Bancshares Co. pursuant to which Citizens Bancshares Co. will merge with and into Southern Missouri Acquisition VI Corp., followed by a merger of Southern Missouri Acquisition VI Corp. with and into Southern Missouri Bancorp, Inc. (the "Merger Agreement Proposal")	☐	☐	☐
2. To approve the Adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement Proposal (the "Citizens Adjournment Proposal")	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CITIZENS BANCSHARES CO.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Joint Proxy Statement/Prospectus, each dated [_______], 202[.], regarding the Special Meeting of Shareholders of Citizens Bancshares Co. to be held on [_______], 202[.], and any adjournments or postponements thereof. The undersigned hereby revokes all prior proxies and hereby appoints Don Walsworth, Sr. and Roger Arwood, and each of them, with or without the other, with full power of substitution and re-substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of common stock of Citizens Bancshares Co. that the undersigned would be entitled to vote if personally present at the Special Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) "FOR" approval of the Merger Agreement Proposal (as defined on the reverse side of here), (ii) "FOR" approval of the Citizens Adjournment Proposal (as defined on the reverse side of here), and (iii) in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting. If you vote to "ABSTAIN" regarding the Merger Agreement Proposal or the Citizens Adjournment Proposal, it will have the same effect as an "AGAINST" vote with respect to such proposal. You may revoke this proxy at any time prior to the vote of the shareholders at the Special Meeting as provided in the Joint Proxy Statement/Prospectus.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/CIBC

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

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C Non-Voting Items

Change of Address – Please print new address below.

Comments – Please print your comments below.

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